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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (date of earliest event reported) July 7, 1998

                        State Auto Financial Corporation
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             (Exact name of registrant as specified in its charter)

                                      Ohio
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                 (State or other jurisdiction of incorporation)

           0-19289                                          31-1324304
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    (Commission File Number)                   (IRS Employer Identification No.)

                518 East Broad Street, Columbus, Ohio 43215-3976
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      (Address of principal executive offices)              (zip code)

        Registrant's telephone number, including area code (614) 464-5000
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                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 2:  Acquisition or Disposition of Assets


         On July 7, 1998, State Auto Financial Corporation ("State Auto Financial") exercised its option pursuant to the Option Agreement dated August 20, 1993 ("Option Agreement") between State Auto Financial and State Automobile Mutual Insurance Company ("State Auto Mutual") and entered into an Agreement and Plan of Reorganization dated July 7, 1998 (the "Purchase Agreement") with State Auto Mutual and SAF Acquisition Corp. (a wholly-owned subsidiary of State Auto Financial). Pursuant to the Purchase Agreement, State Auto Financial acquired 100% of the outstanding shares of Milbank Insurance Company ("Milbank"), a South Dakota domiciled property casualty insurance company, from State Auto Mutual. State Auto Mutual is the majority owner of State Auto Financial. Prior to the transaction, Milbank was a wholly-owned subsidiary of State Auto Mutual. The transaction was effected through a reverse triangular merger in which common shares, without par value, of State Auto Financial were exchanged with State Auto Mutual for all the issued and outstanding shares of capital stock of Milbank. Milbank is now a wholly owned subsidiary of State Auto Financial.

         The amount of the consideration for Milbank pursuant to the Purchase Agreement was determined pursuant to a formula set forth in the Option Agreement and based upon Milbank's GAAP Book Value as of June 30, 1998. The formula produced an approximate purchase price of $81,300,000 (based on Milbank's GAAP book value on March 31, 1998), although the final purchase price won't be known until Milbank's GAAP Book Value as of June 30, 1998 is determined. Based on State Auto Financial's share price of $15.9375 as of June 30, 1998, and the estimated $81,300,000 purchase price, 5,101,176 shares will be transferred to State Auto Mutual for Milbank of which 4,000,000 shares (post split) were transferred as of July 7, 1998. This will increase State Auto Mutual's ownership of State Auto Financial to almost 70% of the outstanding shares. Additional shares of State Auto Financial will be transferred to State Auto Mutual once the June 30, 1998 Milbank GAAP Book Value and the final purchase price pursuant to the formula have been finally determined.

         The transaction will be accounted for similar to a pooling of interests. Pursuant to a separate Closing Agreement, the parties have agreed to treat the transactions contemplated by the Purchase Agreement as effective at the close of business June 30, 1998 for tax, accounting, and regulatory purposes. No change in the directors, officers or method of operation of Milbank is expected as a result of the transaction. State Auto Mutual continues to indirectly control Milbank by virtue of its majority interest in State Auto Financial.

ITEM 7:  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired.

         Financial statements of Milbank required by this item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report on Form 8-K as soon as they are available, but in no event later than sixty (60) days after the date of this initial report.

         (b) Pro Forma Financial Information.

         Pro forma financial information of State Auto Financial and Milbank required by this item are not included in this initial report on Form 8-K. Such pro forma financial information

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will be filed by amendment to this report on Form 8-K as soon as they are available, but in no event later than sixty (60) days after the date of this initial report.

         (c) Exhibits.

         The Option Agreement is filed with the Commission as Exhibit 10(R) with the Form 10-K Annual Report dated December 31, 1993.

         Exhibit 10(II): The Agreement and Plan of Reorganization dated July 7, 1998, by and among State Auto Financial Corporation, SAF Acquisition Corp., State Automobile Mutual Insurance Company, and Milbank Insurance Company and the Closing Agreement dated July 7, 1998. The disclosure schedules are not included with this exhibit. State Auto Financial agrees to furnish supplementally a copy of such schedules to the Commission upon its request.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    STATE AUTO FINANCIAL CORPORATION


Date:   July 20, 1998               /s/Robert H. Moone
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                                    Robert H. Moone
                                    President and Chief Operating Officer